Exhibit 10.1

CHINA MARINE FOOD GROUP LIMITED

STOCK AWARD AGREEMENT

This Stock Award Agreement (the “Agreement”) is made and entered into as of April 1, 2011 (the “Date of Grant”) by and between China Marine Food Group Limited, a Nevada corporation (the “Company”), and _________________________, the undersigned employee of the Company (the “Employee”) pursuant to the Company 2010 Stock Award Plan (the “Plan”). The Company, hereby grants to the Employee, _______________ shares (the “Stock Award”), and each share subject to this Stock Award represents the right to receive one (1) share of the Company's common stock, par value $0.001 (the “Common Stock”), upon the terms and subject to the conditions set forth in this Agreement, the Plan and the Standard Terms and Conditions (the “Standard Terms and Conditions”) adopted under such Plan and provided to the Employee, each as amended from time to time.

To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Plan. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail.

In consideration of the mutual agreements herein contained and intending to be legally bound hereby, the parties agree as follows:

1.
Stock Award. Pursuant to the Plan, the Company hereby grants to the Employee, and the Employee hereby accept from the Company, Stock Award, each of which is a bookkeeping entry representing the equivalent in value of one (1) share, on the terms and conditions set forth herein and in the Plan.

2.	Vesting of Stock Award. One-hundred percent (100%) of the total number of Stock Award granted pursuant to this Agreement shall vest on the Date of Grant.

3.
Vesting Condition. As provided in the Plan and in this Agreement, the Stock Award can be fully vested immediately on condition that the Employee is an employee or director of, or consultant to, the Company or any of its subsidiaries and has continuously served in such capacities for two (2) years since this Stock Award has been vested (the “Vesting Period”). If the Employee ceases to be employed by, or provide services to, the Company or any of its subsidiaries for any reason (other than death) during the Vesting Period, the Employee should automatically transfer this Stock Award to the Company, without any other action by the Employee or any permitted transferee of the Employee.

4.
Settlement of Stock Award. Stock Award shall be automatically settled in shares, provided that the Company shall have no obligation to issue shares pursuant to this Agreement unless and until the Employee have satisfied any applicable tax withholding obligations and such issuance otherwise complies with all applicable law.

5.
Tax Advice. The Employee represents, warrants and acknowledges that the Company has made no warranties or representations to the Employee with respect to the income tax consequences of the transactions contemplated by this Agreement, and the Employee are in no manner relying on the Company or the Company’s representatives for an assessment of such tax consequences. The Employee understands that the tax laws and regulations are subject to change. The Employee should consult their own tax advisor regarding any Stock Award. Nothing stated herein is intended or written to be used, and cannot be use, for the purpose of avoiding taxpayer penalties.

6.
Restriction on Transfer. Regardless of whether the transfer or issuance of the shares to be issued pursuant to the Stock Award has been registered under the Securities Act or has been registered or qualified under the securities laws of any state, the Company may impose additional restrictions upon the sale, pledge, or other transfer of the shares (including the placement of appropriate legends on stock certificates and the issuance of stop-transfer instructions to the Company’s transfer agent) if, in the judgment of the Company and the Company’s counsel, such restrictions are necessary in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law.

7.
Stock Certificate Restrictive Legends. Stock certificates evidencing the shares issued pursuant to the Stock Award may bear such restrictive legends as the Company and the Company’s counsel deem necessary under applicable law or pursuant to this Agreement.

8.
Representations, Warranties, Covenants, and Acknowledgments. The Employee hereby agrees that in the event the Company and the Company’s counsel deem it necessary or advisable in the exercise of their discretion, the transfer or issuance of the shares issued pursuant to the Stock Award may be conditioned upon the Employee making certain representations, warranties, and acknowledgments relating to compliance with applicable securities laws.

9.
Voting and Other Rights. Subject to the terms of this Agreement, the Employee shall not have any voting rights or any other rights and privileges of a shareholder of the Company unless and until the Stock Award are settled in shares.

10.	Authorization to Release Necessary Personal Information.

(a)
The Employee hereby authorize and direct the Company to collect, use and transfer in electronic or other form, any personal information (the “Data”) regarding his/her service, the nature and amount of his/her compensation and the facts and conditions of his/her participation in the Plan (including, but not limited to, his/her name, home address, telephone number, date of birth, social security number (or any other social or national identification number), compensation, nationality, job title, number of shares held and the details of all Awards or any other entitlement to shares awarded, cancelled, exercised, vested, unvested or outstanding) for the purpose of implementing, administering and managing his/her participation in the Plan. The Employee understand that the Data may be transferred to the Company or any of its Subsidiaries, or to any third parties assisting in the implementation, administration and management of the Plan, including any requisite transfer to a broker or other third party assisting with the administration of this Stock Award under the Plan or with whom shares acquired pursuant to this Stock Award or cash from the sale of such shares may be deposited. The Employee acknowledge that recipients of the Data may be located in different countries, and those countries may have data privacy laws and protections different from those in the country of his/her residence. Furthermore, the Employee acknowledges and understands that the transfer of the Data to the Company or any of its Subsidiaries, or to any third parties is necessary for his/her participation in the Plan.

(b)
Prior to the time that the Stock Award is settled in shares upon the Employee from Service, he/she shall have no rights other than those of a general creditor of the Company. The Stock Award represents an unfunded and unsecured obligation of the Company.

(c)
The Employee may at any time withdraw the consents herein by contacting the Company’s local human resources representative in writing. The Employee further acknowledges that withdrawal of consent may affect his/her ability to exercise or realize benefits from this Stock Award, and his/her ability to participate in the Plan.

11.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to the conflict of laws principles thereof.

12.
Notices. Any notice required or permitted under the terms of this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by confirmed email, telegram, or fax or forty-eight (48) hours after being deposited in the mail, as certified or registered mail, with postage prepaid, and addressed to the Company at the Company’s principal executive office or to the Employee at the address maintained for the Employee in the Company’s records or, in either case, as subsequently modified by written notice to the other party.

13.
Binding Effect. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors, and assigns of the parties hereto.

14.
Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement, in duplicate, to be effective as of the date first above written.

CHINA MARINE FOOD GROUP LIMITED

Mr. Pengfei Liu
Chief Executive Officer

EMPLOYEE

Signature:

Address: